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                                                                   Exhibit 10.36

             Regulatory Authority For Telecommunications And Post



                                  Licence Deed
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                                Licence Class 3


                    for the operation of transmission lines

                 for the offer of telecommunications services

                for the public by the licensee or other parties




The Regulatory Authority for Telecommunications and Post (RegTP) - in the following "licensor" - herewith grants pursuant to the application dated 27. March 2000 on the basis of sec. 6 para. 1 no. 1, para. 2 no. 1 c) in connection with sec. 8 para. 1 to 3 and Sec. 50 para. 2 sentence 1 of the Telecommunications Act (TKG) of 25 July 1996 (Federal Law Gazette I, p. 1120) to the company


                                Comple Tel GmbH

                   Maximilianstra[BETA]e 35A, 80539 Munchen


(in the following "licensee) a licence class 3 for the operation of transmission lines for the provision of telecommunications services for the public by the licensee or third parties.

The application dated 27. March 2000 is part of this licence.

The licence is registered under 98 03 1066.
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1.   Licence Object

1.1  Material Scope

     With this licence the licensee is granted the right pursuant to the Telecommunications Act and ordinances basing thereon, within the scope of the licence class 3, to operate transmission lines for the provision of telecommunications services for the public by the licensee or third parties.

     The licensee is entitled to operate wireless transmission lines if the required frequency spectrum has been allocated pursuant to sec. 44 to 48 TKG and the frequency ordinances basing thereon. The frequency allocations will become part of this licence.

     The licence does not entitle to the provision of voice telephony services (sec. 6 para. 2 no. 2 TKG), the operation of transmission lines for mobile telecommunications services or satellite communications services for the public (Sec. 6 para. 2 no. 1 a) and b) TKG).

1.2  Regional Scope

     The licence encompasses the following area:

     Cities in the administrative district of Karlsruhe
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     .  Edingen-Neckarhausen       .  Ilvesheim       .  Mannheim
     .  Eppelheim                  .  Ldenburg        .  Sandhausen
     .  Heidelberg                 .  Leimen

     Cities in the administrative district of Rheinhessen-Pfalz
     ----------------------------------------------------------

     .  Ludwigshafen am Rhein

2    Use of Traffic Ways

     The licensor pursuant to sec. 50 para. 2 sentence 1 TKG transfers to the licensee the right to use public traffic ways free of charge for telecommunications lines (sec. 3 no. 20 TKG) which it requires to use the rights granted by the licence pursuant to sec. 50 to 58 TKG in such a way that the dedicated purpose of the traffic way is not thereby restricted on an ongoing basis.

3    Conditions

3.1  Changes in the Commercial Register

     Changes in the commercial register have to be notified to the licensor immediately with an certified excerpt from the commercial register being attached. This information is required to assess whether the licence conditions pursuant to sec. 8 para. 3 sentence 2 no. 2 TKG are still met and in order to secure that the obligations in case of a change of the licensee and/or a change in the ownership of the licensee pursuant to sec. 9 TKG are met.
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3.2  Offer of Transmission Ways

     The offer of transmission ways pursuant to exhibit 2 of the Council Directive 92/44/EC dated 5 June 1992 regarding the provision of open network access in respect of leased lines (OJ EC no. L 165 dated 19 June 1992, p. 27) amended by Commission decision 94/439/EC dated 15 June 1994 (OJ EC no. L 181 dated 15 July 1994, p. 40) has to be notified to the licence immediately. This information is required in order to determine the market share in accordance with the universal services obligation pursuant to sec. 18 para. 1 TKG.

3.3  Security Commissioner and Documentation Pursuant to Sec. 87 para. 2 TKG

     The licensee is obliged, prior to the start of operation, to nominate a security commissioner, to submit the documentation mentioned in sec. 87 para. 2 TKG and to submit the declaration pursuant to sec. 87 para. to sentence to TKG.

4    Note

4.1  Technical Implementation of Intercepts

     Please note, that the technical configuration of systems to implement the required measures for interception of telecommunication pursuant to sec. 88 para. 2 sentence 1 requires the approval of the Regulatory Authority. The start of operation of telecommunications systems prior to the proof within the scope of the final inspection that the requirements have been met is prohibited pursuant to sec. 88 para. 2 sentence 4 in connection with sec. 96 para. 1 no. 13 and 14 TKG and may in connection with sec. 15 TKG trigger the withdrawal of the licence.

     The configuration and provision of technical facilities to implement legally prescribed measures for the interception of telecommunications are not required,

     . provided the termination points of the transmission lines, which are allocated within the regional scope of this licence are connected only to nodes whose operators themselves are bound by sec. 88 TKG, or provided the transmission lines only serve the connection between nodes to which termination equipment pursuant to sec. 2 no. 4 FUV or pursuant to the ordinance based on sec. 88 para. 2 TKG may not be connected.

     . provided the licensee only operates transmission lines exclusively for the transmission of audio and broadcasting signals without return channel for the public by itself or a third party.

4.2  Licence Fees

     The licence will be granted for a fee pursuant to sec. 16 para. 1 sentence 1 TKG. The determination of the fees pursuant to the Telecommunications Licence Fee Ordinance (TKLGebV) dated 28 July 1997 (Federal Gazette I p.
     1936) which bases on sec. 16 para. 1 sentence 2 TKG will be made by separate administrative act.
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4.3  Frequency Fees and Contributions

     Costs related to a possible allocation of frequency spectrum will be payable pursuant to sec. 48 TKG and the Frequency Fee Ordinance (FGebV) dated 21 May 1997 (Federal Gazette I, p. 1126) in connection with the first order to modify the Frequency Fee Ordinance dated 16 December 1997 (Federal Gazette I, p. 3194) and the Frequency Contribution Ordinance (FBeitrV) dated 19 November 1996 (Federal Gazette I, p. 1790) in connection with the first order to modify the Frequency Contribution Ordinance dated 12 December 1998 (Federal Gazette I p. 3894). Frequency fees and frequency contributions are determined by separate administrate of act. Changes to the allocation and new allocation of spectrum will be made by separate administrative act.

4.4  Transmission of Broadcasting Programs
     In case of the operation of transmission lines for which the allocation of frequency spectrum for the transmission of broadcasting programs is required, please note that sec. 47 para. 3 TKG will apply.

4.5  Ex-post Modification of the Conditions
     Pursuant to sec. 8 para. 2 sentence 2 TKG the conditions to this licence may be amended even after the grant of the licence.

4.6  Miscellaneous
     Please note that all further provisions of the TKG will apply.


                     Instruction about the Right to Appeal

Within one month of announcing this notification, legal proceedings may be instituted, in writing or to be recorded by the court divisions registrar, at the Verwaltungsgericht Koln, Appellhofplatz, 50667 Koln (The Administrate of Court of Cologne). The legal 7brief must state the plaintiff, the defendant and the subject of the complaint. It must contain a definite motion. The fact and evidence serving as substantiation must be stated. The legal brief and its exhibits must be accompanied by as many copies as are needed to give each participant one copy. The legal action has no suspensive effect.



Regulatory Authority for
Telecommunications and Post                     Mainz, 07. July 2000


Signed and Stamped:


Zufall